UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 11, 2020

Rego Payment Architectures, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-53944	35-2327649
(Commission File Number)	(IRS Employer Identification No.)

325 Sentry Parkway, Suite 200, Blue Bell, Pennsylvania	19422
(Address of Principal Executive Offices)	(Zip Code)

(267) 465-7530
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2020, David Knight resigned as Chief Executive Officer, President, Secretary and Chairman of the Board of Rego Payment Architectures, Inc. (the “Company”). The Company thereupon appointed existing director Gerald Hannahs as Chairman of the Board.

Mr. Knight will assume the position of Chief of Marketing of the Company. In connection with the foregoing, on August 11, 2020, Mr. Knight entered into an agreement with the Company (the “Agreement”) confirming that he has been paid in full for all previous salary, vacation pay, and bonuses. The Chief of Marketing position is an at will position and provides for no compensation; except that, if there is a change in control of the Company (a “Trigger Event”), the Company shall pay Mr. Knight $200,000 (the “Payment”). Such Payment will be accelerated as follows: (a) in the event that prior to a Trigger Event, the Company raises financing of at least fifteen million dollars ($15,000,000), Mr. Knight shall receive $100,000 of the $200,000 amount; and (b) in the event that prior to Trigger Event, the Company raises financing of at least twenty million dollars ($20,000,000), Mr. Knight shall receive the balance of the $200,000 amount.

The description of the foregoing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 to this Report.

Appointment of Interim CEO

On August 11, 2020, the Company appointed Peter S. Pelullo as interim Chief Executive Officer to fill the vacancy created by Mr. Knight’s resignation. It is the intention of the Company to identify a permanent Chief Executive Officer candidate with appropriate payments and technological experience as soon as is practical to facilitate the commercial launch of the Company’s payment platform.

Mr. Pelullo, age 68, has been an entrepreneur for the past 20 plus years. While his career has focused in the media and telecommunications industries, Mr. Pelullo has had extensive experience in both the construction and food and beverage industries. Mr. Pelullo was an original founder of the Company. He has extensive experience in corporate finance, operating a public company, strategic planning, cash flow management and international business development. Mr. Pelullo was also the founder of Alpha International Recording Studio’s which he merged with the world renowned Sigma Sound Studio who created the “Sound of Philadelphia”. He also created Philly World Records (an independent record label), which he sold to MCA Records. Mr. Pelullo also has years of experience in the real estate sector as well as restructuring and work out services for companies that need to return to solvency and stable operations. He also established the Let Go Let Peace Come In Foundation in April 2008.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Name of Exhibit

10.1	Agreement dated August 11, 2020 between the Registrant and David Knight

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGO PAYMENT ARCHITECTURES, INC.

Date: August 12, 2020	By:	/s/ Scott McPherson
Scott McPherson
Chief Financial Officer

3